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                                                                    Exhibit 23.6


              [LETTERHEAD - NETHERLAND, SEWELL & ASSOCIATES, INC.]







           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Mission Resources Corporation (the "Company") for the year ended December 31, 2002, and to the incorporation by reference thereof into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-63562, 333-54798, 333-57827, 333-27707 and 333-91326, of the references to this firm relating to the Company's estimated domestic proved reserves as of December 31, 2001 and December 31, 2002.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By:  /s/ J. Carter Henson, Jr.
                                              ---------------------------------
                                              J. Carter Henson, Jr.
                                              Senior Vice President


Houston, Texas
April 4, 2003